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                                                                    Exhibit 10.8
                             AMENDED AND RESTATED
                                PROMISSORY NOTE

$10,000,000                                              Minneapolis, Minnesota
Demand or June 30, 1998                                           June 26, 1997

     ON DEMAND, FOR VALUE RECEIVED, C.H. ROBINSON COMPANY, a Minnesota corporation (the "Company") promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION (the "Bank"), its successor or assigns, at the Bank's office at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or such other place as may be designated in writing by the holder hereof, the principal amount of all loans made by the Bank to the Company under the terms of this Note (each, an "Advance" or collectively the "Advances"). The aggregate principal amount of all Advances outstanding hereunder shall at no time exceed TEN MILLION DOLLARS ($10,000,000). Each Advance shall be payable on the first to occur of (i) demand by the holder hereof, (ii) the last day of an Interest Period (as hereinafter defined), or (iii) June 30, 1998. Each Advance shall be a Domestic Advance or a Reference Rate Advance (each, called a "type" of Advance) as agreed upon between the Company and the Bank at the time of the making of the Advance. The amount, type, last day of each applicable Interest Period and rate of Interest of each Advance shall be entered by the Bank into its records, which records shall be conclusive evidence of the subject matter thereof absent manifest error.

     The unpaid principal amount of the Advances shall bear interest at the following rates per year, determined as provided hereinafter (each computed on the basis of the actual number of days elapsed in a year consisting of 360 days):

          (a) On each Domestic Advance, at the applicable Domestic Rate plus 1% per annum;

          (b) On each Reference Rate Advance at the Reference Rate in effect from time to time per annum; and

          (c) On any Advance (of any type) which is not paid when due, at the Reference Rate in effect from time to time plus 2% per annum but at no time less than 2% in excess of the rate applicable on such Advance on the day due.

Interest under (a) and (b) shall be payable on demand, but in the absence of demand, on the last day of the Interest Period of each Advance. Interest under
(c) shall be payable on demand.

     All payments of principal and interest shall be made in immediately available funds in lawful money of the United States of America.

     For purposes of this Note, in addition to terms defined elsewhere:
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     "Authorized Officer" means any officer, employee or agent of the Company
      ------------------
designated as such by the Company from time to time in a written schedule, which schedule shall become effective when received by the Bank.

     "Banking Day" means any day on which the Bank is open for business at its
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principal office in Minneapolis, Minnesota, and, with respect to Eurodollar
Advances, on which dealings in Dollars may be carried on by the Bank in the interbank eurodollar market.

     "Domestic Rate" means a rate per annum (rounded upward, if necessary, to
      -------------
the nearest 1/100 of 1%) determined pursuant to the following formula:

               [      Dom. CD        ]
     DR   =    [_____________________] + AR
               [      1.00 - RR      ]

     DR        =      Domestic Rate
     Dom. CD   =      Domestic CD Rate
     RR        =      Reserve Requirement
     AR        =      Assessment Rate

In such formula: (i) "Assessment Rate" means the assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Bank to be applicable on its insured deposits, as paid to the Federal Deposit Insurance Corporation (or any successor); (ii) "Domestic CD Rate" means the rate of interest determined by the Bank to be the average (rounded upward, if necessary to the nearest 1/100 of 1%) of the rates quoted to the Bank at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Bank at approximately the time of the request for an Advance, if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Bank, in its sole discretion, for the purchase from the Bank at face value of certificates of deposit issued by the Bank in an amount and maturity comparable to the amount and maturity of such Domestic Advance; and
(iii) "Reserve Requirement" means a percentage equal to the average daily aggregate reserve requirements (including all basic, supplemental, marginal and other reserves) during the applicable Interest Period as specified under Regulation D of the Board of Governors of the Federal Reserve System, or any succeeding or similar regulation, on deposits with the Bank of the type used as a reference in determining the Domestic Rate.

     "Interest Period" means (a) for any Domestic Advance, a 30 day, 60-day or
      ---------------
90-day period as agreed upon by the Company and the Bank at the time of the making of the applicable Advance, and (b) for any Reference Rate Advance, a period

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

running through the first day of the next following calendar month, in each case commencing on the date of the Advance. Each Interest Period that would otherwise end on a day which is not a Banking Day shall end on the next following Banking Day.

     "Reference Rate" means the rate publicly announced by the Bank from time to
      --------------
time as its reference rate. The Bank may lend to its customers at rates that are at, above, or below the reference rate.

     Any Authorized Officer may request an Advance on any Banking Day. Such request shall be made by 10:00 a.m., on the day of the Requested Advance. Such request shall specify that amount of the requested Advance (which shall be at least $100,000 or an integral multiple of $100,000 if above such amount), and shall specify the type of Advance and the Interest Period (if a Domestic Advance). If the Bank elects to make such Advance, the Bank shall so inform such Authorized Officer. Promptly following the making of each Advance or as otherwise requested by the Bank, an Authorized officer shall sign and mail to the Bank a confirmation listing the date, amount and Maturity Date of each such Advance. Failure to deliver such confirmation shall not affect the obligations of the Company hereunder. If no request is made for a new Advance at the end of the Interest Period of an existing Advance, and such Advance is not repaid, the Bank may, at its discretion, treat such Advance as having been requested as Reference Rate Advance, with the Interest Period commencing on the last day of the expiring Interest Period (provided, however, that interest shall always have
                              --------  -------
been paid on such last day).

     The Company hereby authorizes the Bank to rely upon the telephone or written instructions of any person identifying himself as an Authorized Officer and upon any signature which the Bank believes to be genuine, and the Company shall be bound thereby in the same manner as if such person were authorized of such signature were genuine.

     The Company agrees: (a) to reimburse the Bank upon demand in the event any applicable law, rule or regulation shall impose, modify or deem applicable any tax, duty, reserve (including, without limitation, any such item imposed by the Board of Governors of the Federal Reserve System) or similar requirement against the Bank, its assets or any deposits or credit extended by or to the Bank; and
(b) to indemnify the Bank against any loss or expense which the Bank may sustain
(i) due to any failure of the Company to borrow an Advance on a date requested (but only if the Bank has agreed to make the Advance requested), or (ii) due to any payment of any Advance on a date other than the last day of the Interest Period thereof (except in the instance of a Reference Rate Advance, which may be prepaid without penalty upon two Banking Days', prior notice).

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

     The Bank shall credit the proceeds of each Advance to the Company's demand deposit account No. 801-2079-066, maintained at the Bank's principal office, and the Company hereby authorizes the Bank to debit such account in the principal amount of such Advance, when due, together with accrued interest thereof (which may be debited from time to time at the election of the Bank).

     It is expressly understood that (a) the Bank is under no obligation to make any Advances to the Company under this Note (whether by reason of any provision hereof or otherwise) and that the making of one or more such Advances shall not obligate the Bank to make any future Advance or Advances; and (b) nothing contained in this Note shall limit or otherwise affect the Bank's right to demand payment of any outstanding Advance at any time.

     The Company warrants and represents to the Bank that (a) it is a corporation duly incorporated and in good standing under the laws of its state of incorporation and duly qualified to do business in each jurisdiction where such qualification is necessary, (b) the execution and delivery of this Note, and the performance by the Company of its obligations hereunder are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the Company's part, and (c) this Note is the Company's legal, valid and binding obligation, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the Company's charter or by-laws or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Company is bound. Each request for an Advance hereunder shall be deemed a remaking of each of the foregoing warranties and representations.

     The Company agrees to provide financial information to the Bank that the Bank shall reasonably request and to allow the Bank to inspect the properties, books and records of the Company.

     In the event that the interest or principal under this Note shall not be paid when due (upon demand or otherwise): (a) the Company shall pay all costs of collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses incurred by the Bank in connection with collection or the protection or enforcement of any rights hereunder whether or not any lawsuit is ever filed, and (b) the Bank or any other holder of this Note shall have the right to set off the indebtedness evidenced by this Note against any indebtedness of the Bank or such holder or any deposit of the Company with the Bank or such holder.

     The Bank may sell participations in all or any part of any Advance to another bank or other entity and may furnish information concerning the Company in the

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

possession of the Bank from time to time to participants or potential participants in any Advances.

     The Company hereby waives presentment, demand, notice of dishonor, protest, and all other demands and notices in connection with this Note. No act of omission or commission of the Bank, including specifically any failure to exercise any right or remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be made only in writing signed by the Bank.

     THE COMPANY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

     This Note shall be governed by the internal laws of the State of Minnesota, but giving effect to laws applicable to national banks.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                    C.H. ROBINSON COMPANY,
                                    a Minnesota corporation



                                    By     /s/ John Wiehoff
                                       ----------------------------------
                                       Its Treasurer
                                           ------------------------------

Address:
Suite 200
8100 Mitchell Road
Eden Prairie, Minnesota 55344

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                                 ACKNOWLEDGMENT
                                 --------------

STATE OF MINNESOTA     )
                       ) ss.
COUNTY OF HENNEPIN     )

     The foregoing Amended and Restated Promissory Note was acknowledged before me this 27th day of June, 1997, by John P. Wiehoff as Treasurer of C.H. Robinson Company, a Minnesota corporation, on behalf of said corporation.



[SEAL]
                                    _________________________________
                                    Notary Public

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